As filed with the Securities and Exchange Commission on August 15, 2011

Securities Act File No. 333- 174403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933,

SaaSMAX, Inc.

(Name of small business issuer in its charter)

Nevada	7380	27-4636847
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Dina Moskowitz, Chief Executive Officer

SaaSMAX, Inc.

7770 Regents Road, Suite 113-129

San Diego, California 92122

Phone: 858-518-0447

(Name, address and telephone number of agent for service)

Copies to:

Brad Bingham, Esq.

The Bingham Law Group

2038 Corte del Nogal, Suite 110
Carlsbad, California 92008

Approximate date of proposed sale to public: As soon as practicable after this

Registration Statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:      .

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:      .

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock offered by our Selling Shareholders (2)	1,000,500	$0.20	$200,100.00	$23.23

(1) Estimated solely for the purpose of computing the amount of the registration fee and based upon the amount of consideration received by SaaSMAX, Inc. pursuant to Rule 457(a) under the Securities Act of 1933, as amended. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, and in accordance with Item 505 of Regulation S-K requirements, certain factor(s) must be considered and utilized in determining the offering price. The offering price of $0.20 per was determined arbitrarily by us. The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements. Should a market develop or occur for our securities, the market price may be far less than the offering price

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, August 15, 2011

SAASMAX, INC.

1,000,500

Shares of

Common Stock

This prospectus relates to the resale by the selling stockholders of an aggregate of 1,000,500 shares of our common stock, par value $.001, per share all of which shares of common stock were issued to the selling stockholders. Selling stockholders will sell their shares at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution". We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

Currently, there is no public market for our common stock and no assurances can be given that a public market will develop or, if developed, that it will be sustained. Application has been made for the common stock to be traded on the OTC Bulletin Board. However, there can be no assurance that our shares will be accepted for trading on the OTC Bulletin Board.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 15, 2011 .

RED HERRING LANGUAGE---Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

TABLE OF CONTENTS

Prospectus Summary of our Company	5
The Offering	7
Risk Factors	7
Use of Proceeds	13
Dilution	13
Determination of Offering Price	14
Business of the Company	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	19
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	23
Management	23
Executive Compensation	23
Security Ownership of Certain Beneficial Owners and Management	24
Certain Relationships and Related Transactions	25
Description of Securities	25
Selling Shareholders	27
Plan of Distribution	28
Legal Proceedings	29
Legal Matters	29
Indemnification for Securities Act Liabilities	29
Experts	29
Where You Can Find More Information	29
Financial Statements	F-1

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "SaaSMAX", "Company", "we," "us," or "our" refer to SaaSMAX, Inc..

SaaSMAX, Inc. is a Nevada Corporation incorporated January 19, 2011, with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online business-to-business marketplace (the "SaaSMAX Marketplace") and channel management tools for the rapidly growing software-as-a-service (“SaaS”) market.

Software-as-a-Service , sometimes referred to as "on-demand software," is a software delivery model in which software is delivered over the Internet through a web browser.  With SaaS Applications (“SaaS Apps”), software and data is hosted on virtual servers (often referred to as “in the cloud,” or “cloud-based” or “cloud computing”).  Cloud computing fundamentally changes the way business software applications are developed and deployed.  SaaS App developers no longer need to create and manage their own infrastructure of servers, storage, network devices, operating system software and development tools in order to create a business application.  Instead, the entire software infrastructure is managed by third parties who specialize in infrastructure management, and software developers simply use a remote management connection/console to access the development environment.  SaaS App users can gain access to a multitude of business applications via an Internet browser or mobile device, and are able to take advantage of a robust, secure, scalable and highly available application at a relatively low cost, without the cost and complexity of managing the application.

While practically every Internet service (such as a Web search engine or web-based Email) is driven by some underlying software, the terms ”SaaS” or “SaaS Apps” are often used in the context of business software.   Independent Software Vendors (“ISVs” or “App Vendors”) of SaaS Apps or traditional software applications develop and sell software apps that run on one or more operating system platforms.  The companies that make the operating platforms encourage and lend support to ISVs, often with special "business partner" programs.  Some ISVs focus on a particular operating platform like Apple iPhone’s iOS for which there are tens of thousands of ISV applications. Other ISVs specialize in a particular application area, such as customer relationship management or business intelligence, for example, and integrate with multiple platforms.

The Company’s aim is to become a channel program for SaaS, by offering a Marketplace for SaaS Apps and by facilitating, improving and increasing the Sales Value Chain for SaaS ISVs.  The "Sales Value Chain" refers to the value-adding activities and the participants that are involved in selling a software product to an end-user.   For example, a software application is typically developed and sold by an ISV. That ISV may offer to sell licenses for its software application directly to an end user, or it may contract with a wholesaler, distributor or retailer (collectively referred to herein as “Reseller”) which then markets and resells that software application to end users.  Moreover, when software applications require customization or user training before they are employed by the end user, ISV’s will seek to partner with  independent value-added resellers (“VARs”), service providers, solution providers, systems integrators or other types of consultants (collectively referred to in this Prospectus as “Solution Providers”) who will provide those services to the end users.

With traditional software, that requires installation on a personal computer, server or workstation, ISVs typically "package" their software on a disc and license or sell the software, on the disc, through the Sales Value Chain in order to reach end-users. The discs are therefore physically accountable for as product inventory and the end-user is responsible for setting up the software on the servers, network, and employee workstations and maintaining the servers, network and workstations. In many cases businesses do not have the expertise to install and maintain the software. In those cases, an end-user will typically hire a Solution Provider to install and/or manage the software for the end user.

However, with SaaS Apps, there is no physical delivery of a software product, because a SaaS App is available and ready-to-use when it is activated on-line. As a result of this non-physical, direct-to-end-customer deployment method, the Solution Providers in the Sales Value Chain are potentially ignored during a sales transaction and, in those cases, may not be compensated by the SaaS App Vendor for referring the end-user.  In traditional software sales, the Solution Provider usually has a pre-existing relationship with the end-user and is therefore the trusted advisor to the end-user for all software purchases. For SaaS App Vendors, we believe that the Sales Value Chain must also incorporate the Solution Providers for software purchases. We believe that when completed and implemented, the SaaSMAX Marketplace will provide a direct way for many SaaS App Vendors to reach or market their SaaS Apps to Solution Providers, and in addition, provide SaaS App Vendors with the tools to track sales and manage reseller programs for each Solution Provider interested in their SaaS App.

Our SaaSMAX Marketplace is intended to be a "B2B" or "business to business" solution to be implemented between SaaS App Vendors and SaaS Solution Providers, which will enable SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world.

SaaSMAX management believes that the SaaSMAX Marketplace will:

•

Make it easier and more efficient for SaaS App Vendors to promote their SaaS Apps, sell licenses, find new customers, and build a channel of Solution Providers.

•

Be the first SaaS marketplace that will enable SaaS App Vendors to sell, market, manage and monitor their sales and marketing efforts in real time across the SaaS Sales Value Chain.

•

Be a valuable, efficient business and educational tool for SaaS Solution Providers, enabling them to thoroughly research each listed SaaS App and gain access to  online demos, technical specifications, peer ratings, support, pricing, commission plans and much more.

•

Make it easier for Solution Providers to find SaaS Apps for their customers and earn commissions from SaaS App Vendors for reselling or referring their SaaS Apps to end user customers.

•

Include a Solution Provider Directory which will contain the business profiles of Solution Providers, enable end user businesses to identify and do business with Solution Providers, and enable SaaS App Vendors to network with Solution Providers.

SaaSMAX intends to generate revenue from the following revenue streams:

•

Annual Membership Fees from SaaS App Vendors who list their SaaS App on the SaaSMAX Marketplace.

•

Annual Membership Fees from Solution Providers who want to resell SaaS Apps and also list their profile in the SaaSMAX Solution Provider Directory.

•

Advertising and Marketing Fees from SaaS App Vendors who want to conduct premium marketing and/or advertising campaigns within the SaaSMAX Marketplace.

•

Transaction fees based on a percentage of the revenue earned by SaaS App Vendors who sell and promote their SaaS App through the SaaSMAX Marketplace.

•

Advertising and marketing fees from companies who want to advertise within the SaaSMAX Marketplace or on the SaaSMAX website.

The first phase of software development efforts of the SaaSMAX Marketplace has commenced and the first test-phase release (“SaaSMAX Alpha,”) is expected in the third quarter of 2011.  During SaaSMAX Alpha, we will be adding a limited number of invitation-only SaaS Apps and Solution Providers to test the service.  Also, during this time, we will be continuing our software development efforts.  Once we believe that our platform is developed sufficiently to satisfy our potential customers’ needs, we will commence a “SaaSMAX Beta” phase.   During the Beta phase, our primary focus will be to recruit several dozen SaaS App vendors and several dozen Solution Providers to use our service.  During the Beta phase we will; i)study the use of our service; ii) adjust the business pricing model, if necessary; iii) add features and functionality, if necessary; and, iv) plan and prepare marketing campaigns. Once management is satisfied with the results of the Beta Phase, we will commercially launch SaaSMAX.  We intend to continually develop new features and functionality for the SaaSMAX Marketplace into the foreseeable future.

We are a development stage business and have had no revenue since our formation. There can be no assurance that we will complete the development of the SaaSMAX Marketplace, and even if completed that the SaaSMAX Marketplace will generate any revenues.  Further, there can further be no assurance that even if revenues are generated by the SaaSMAX Marketplace, that those revenues will be sufficient to enable the Company to maintain its operations.  The Company will need to secure additional financing in the future to continue to develop the product, attract customers, and start generating revenues. There can be no assurance that the Company will be successful with any subsequent financings

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  Proceeds of $200,100 generated from the sale of 1,000,500 share of common stock provided sufficient cash balances to support the Company’s operations and development of the SaaSMAX marketplace through at least February 28, 2012.  Accordingly, the Auditor’s Report included in our audited financial statements at February 28, 2011 did not include language raising doubt about our ability to continue as a going concern.  However, at June 30, 2011 our cash balances may not be sufficient to fund our operating expenses and the continued development of the SaaSMAX marketplace for the next 12 months.  From the date of our inception through June 30, 2011, we have incurred a net loss of $71,222 and net cash used in operations of $65,083.  We expect to continue to incur losses for the foreseeable future. In order to achieve profitable operations we need to generate significant revenues from fees earned from the SaaSMAX Marketplace.  We cannot be certain that our business strategies will be successful or that will we generate significant revenues and become profitable.  Additionally, we may need to obtain additional public or private equity financings or debt financings in order to continue operations.  Accordingly, language regarding the company’s ability to continue as a going concern has been added to the June 30, 2011 unaudited financial statements included herein.

THE OFFERING

Common stock outstanding before the offering	4,000,500

Common stock offered by selling shareholders	1,000,500

Common stock to be outstanding after the offering	4,000,500

Offering Price Per Share	$.20 (until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.)

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholders.

Risk Factors	You should read the "Risk Factors" section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock.

Proposed Over-the-Counter Bulletin Board s\Symbol	SSMX

The above information regarding common stock to be outstanding after the offering is based on 4,000,500 shares of common stock outstanding as of August 15, 2011.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE BUSINESS AND FINANCIAL CONDITION

You should carefully consider the risk factors described below, together with all of the other information included in this prospectus, before you decide whether to invest in shares of our common stock. The following risks and uncertainties may not be the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our operations and financial results. The occurrence of any of the following risks could harm our business, financial condition or results of operations. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

There is substantial doubt as to whether our Company can continue as a going concern as of June 30, 2011.

We have generated no revenues since our inception and have incurred substantial losses. From the date of our inception through June 30, 2011, we have incurred a net loss of $71,222 and net cash used in operations of $65,083.  Unless we begin generating revenues in the near future, we anticipate that we will continue to incur net losses in the near term, and we may never be able to achieve profitability. Our business plans estimate that we will need to raise additional capital to fund our operations after June 30, 2012 and there can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

No assurance can be given that a market for SaaSMAX will develop, or that participants, sponsors, partners or non-member advertisers will be willing to pay for the Company’s services.

SaaSMAX is a new and unproven business model. The success of our business model depends upon;

•

our ability to develop a working online marketplace website,

•

our ability to recruit a critical mass of Solution Providers and ISV’s to join, pay for and participate in our online marketplace,

•

our ability to develop and provide a working commission provisioning tool to our members, and

•

our ability to sell sponsorships, advertising space and other marketing programs.

Failure to execute on any or all of the above activities would adversely affect the results of our operations.

No assurance can be given that we will have sufficient funding to finance the continued development and completion of a SaaSMAX Marketplace to fulfill our mission and execute our business model.

While our product development efforts are near completion for a test release phase (“Alpha”) there can be no assurance that we will be able to allocate sufficient funds to complete the development of a version of our services.

We may elect from time to time to make changes to our pricing, service, hiring and marketing decisions that could increase our expenses, affect our revenues and impact our financial results.

Because our expense levels in any given quarter are based, in part, on management’s expectations regarding future revenues, if revenues are below expectations, the effect on our operating results may be magnified by our inability to adjust spending in a timely manner to compensate for a shortfall in revenues. The extent to which expenses are not subsequently followed by increased revenues would harm our operating results and could seriously impair our business.

If we are unable to generate sufficient cash flow from operations or are unable to obtain additional equity or debt financing, to meet our working capital requirements, we may have to curtail our business operations sharply or cease business altogether.

We have no operating history on which to evaluate our potential for future success. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We began our operations informally in January 2011 and your evaluation of our business and prospects will be based on our limited operating history. Consequently, our short history and results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

As we grow our business, we cannot guarantee our business strategies will be successful or that our revenues will ever increase sufficiently to achieve and maintain profitability on a quarterly or annual basis.

Our software platform may have defects or errors which could cause delays in product introductions and commercial launch, result in increased costs and diversion of development resources, or require design modifications.

Software products and services such as those offered by SaaSMAX frequently contain undetected errors or failures when first introduced or as new versions are released. Despite extensive testing, from time to time we may discover defects or errors in products.  In addition, there can be no assurance that, despite testing by us and by current and potential customers, errors will not be found after commencement of commercial launch, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon our business, operating results and financial condition.

Defects or disruptions in the delivery if our service could diminish demand, decrease market acceptance or decrease customer satisfaction of our service and subject us to substantial liability.

We may, from time to time, find defects in our service and errors in our proposed service may be detected in the future. In addition, our customers may use our service in unanticipated ways that may cause a disruption in service for other customers attempting to access their data. Any errors, defects, disruptions in service or other performance problems with our proposed service could hurt our reputation and may damage our customers’ businesses. If that occurs, potential customers could elect not to renew, or delay or withhold payment to us, we could lose future sales, or, customers may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Interruptions or delays in service from our third-party data center hosting facilities could impair the delivery of our service and harm our business.

We currently intend to serve our customers from third-party data center hosting. Any damage to, or failure of, our systems generally could result in interruptions in our proposed service. We may in the future move or transfer our data and our customers’ data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our service. Further, any damage to, or failure of, our systems generally could result in interruptions in our proposed service. Interruptions in our proposed service may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our service is unreliable.

If our security measures are breached and unauthorized access is obtained to a customer’s data or our data, our proposed service may be perceived as not being secure, customers may curtail or stop using our service and we may incur significant legal and financial exposure and liabilities.

Our proposed service involves the storage and transmission of customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, employee error, malfeasance or otherwise, during transfer of data to additional data centers or at any time, and result in someone obtaining unauthorized access to our data or our customers’ data. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our data or our customers’ data. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

If we fail to develop strong relationships with providers of major software ecosystems, our ability to grow our business will be diminished.

In the enterprise, internet and mobile software industries, the market leaders typically adopt an open platform strategy that makes their software the center of their own “ecosystems.” Many of these providers of major software ecosystems nurture relationships with Third Party ISVs and create Authorized Reseller Programs for Solution Providers. We may be perceived as a direct competitor or future direct competitor in situations where the ecosystem is already facilitating or plans to facilitate commission-based reseller programs and tools for their authorized resellers to do business directly with Third Party ISV’s. There can be no assurance that the Company will be able to form relationships with the providers of major software ecosystems. As well providers of major software ecosystems may already be exclusively collaborating with other, larger and more established distributors and online marketplaces.

If the demand for Internet-based Software-as-a-Service applications in the small and medium-sized business space (“SMB”) and in the small office/home office space does not continue to grow, our business will be adversely affected.

The use of SaaS Apps for enterprises, small business and personal business purposes has been growing at an increasing rate over the past five years and is projected to continue to grow. However, no assurance can be given that any or all of these business segments will continue to adopt SaaS Apps into their business infrastructure or that they will renew their subscriptions with SaaS Apps for long periods of time.

As well, there can be no assurance given that ISV’s will continue to innovate and develop new SaaS Apps, or that the market of SaaS Apps will not experience aggressive consolidation in the future, thereby reducing the potential number of SaaS Apps available to participate in SaaSMAX.

Weakened global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance will depend, in part, on worldwide economic conditions. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, restricted credit, going concern threats to major multinational companies and medium and small businesses, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets and bankruptcies. These conditions affect the rate of information technology spending and could adversely affect our customers’ ability or willingness to purchase our proposed enterprise cloud computing application service, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts, or affect renewal rates, all of which could adversely affect our operating results.

If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to our evolving business model, the unpredictability of new markets that we intend to enter and the unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis

We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we have infringed the intellectual property rights of others. We may in the future be, sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short- or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. In addition, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim. Any adverse determination related to intellectual property claims or litigation could prevent us from offering our service to others, or could otherwise adversely affect our operating results or cash flows or both in a particular quarter.

We rely on third-party computer hardware and software that may be difficult to replace or which could cause errors or failures of our service.

We will rely on computer hardware purchased or leased and software licensed from third parties in order to offer our proposed service, including database software from Oracle Corporation and an open source content management system. This hardware and software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could significantly increase our expenses and otherwise result in delays in the provisioning of our service until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our service which could harm our business.

Supporting a growing customer base could strain our personnel and corporate infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

Our current Management and human resources infrastructure is comprised of our CEO and several outsourced consultants. Our success will depend, in part, upon the ability of our Management to manage our proposed business effectively. To do so, we will need to hire, train and manage new employees as needed. To manage the expected domestic growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully scale our operations and increase productivity, we will be unable to execute our business plan.

Our business could be adversely affected if our customers are not satisfied with the SaaS Apps they purchase through us or the implementation and customization services provided by our member Service Providers.

Our business will depend on our ability to satisfy our potential customers. If a customer is not satisfied with the quality of the SaaS App they may purchase through SaaSMAX or our member Service Providers, and/or if they are not satisfied with the work performed a Service Providers identified through SaaSMAX, the customer’s dissatisfaction could damage our ability to obtain additional or future orders from that customer. In addition, potential negative publicity related to our customer relationships, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with prospective customers.

We are dependent on our CEO and outsourced consultants, and the loss of one or more of these individuals could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer Dina Moskowitz and our Chief Technology Consultant. We do not have an employment agreement with our CEO and, therefore, she could terminate her employment with us at any time. We do not maintain key person life insurance policies on our CEO or Chief Technology Consultant. The loss of the services of our CEO or Chief Technology consultant could seriously harm our business..

Our ability to grow our business may depend on developing a positive brand reputation and member loyalty.

Establishing and maintaining a positive brand reputation and nurturing member loyalty is critical to attracting new resellers, ISVs and end-user purchasers. We expect to expend reasonable but limited resources to develop, maintain and enhance our brand in the near future. In addition, nurturing member loyalty will depend on our ability to provide a high-quality user experience and ensure that our ISV members include best-of-breed SMB apps that offer worthwhile commission incentives to our Reseller members, which we may not do successfully. If we are unable to maintain and enhance our brand reputation and member participation, our ability to attract new marketplace participants or convert new sponsors and advertisers will be harmed.

There can be no assurance that we will be able to compete against the numerous direct, indirect and partial competitors, many of which have valuable industry relationships and access to greater resources than we do.

The numerous types of direct or indirect competitors that exist in the market today include but may not be limited to: ecosystem marketplaces such as Google Apps Marketplace; enterprise software distributors who are now offering SaaS marketplaces, such as Ingram Micro; unaffiliated online SaaS marketplaces such as GetApp.com; affiliate programs, such as Commission Junction; and ISV in-house channel partner/reseller programs. There can be no assurance that we will be able to produce a product that will be competitive in the marketplace, and even if competitive that we will be able to earn a profit.

Our reliance upon third party providers to develop our Services, add new functionality and manage technical issues could result in delays to our commercial launch and customer service ..

The Company’s Chief Technology Consultant is the owner of an unrelated software development company which is participating in the development of SaaSMAX and its Service. Should our Chief Technology Consultant or any other participating software developers be unable to execute their portion of the development effort, the launch of SaaSMAX or any of its future planned functionality could be delayed until a replacement is found.

Investors may lose their entire investment if we fail to reach profitability.

We commenced business in January 2011. We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred losses and will continue to do so in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the securities.

In order to execute our business plan, we may need to raise additional capital. If we are unable to raise additional capital, we may not be able to achieve our business plan and you could lose your investment.

We may need to raise additional funds through public or private debt or equity financings as well as obtain credit from vendors to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we will be unable to execute our business plan and you could lose your investment.

We have limited protection of our intellectual property.

Our business prospects do not rely upon company-owned patented technologies. Our business prospects will depend largely on our ability to develop a critical mass of participants in the SaaSMAX online business-to-business marketplace, as well as our ability to successfully develop and provide to our members a commission provisioning SaaSMAX software tool. There can be no assurance that we will be able to adequately protect our trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts or trade secrets, we may be adversely affected.

Purchasers of the Shares will incur immediate substantial dilution.

Purchasers in this offering may incur substantial dilution in the future. There is no assurance that our net tangible book value per share in the future will equal or exceed the offering price.

RISKS RELATED TO COMMON STOCK

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over the Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents FINRA which operates the Over the Counter Bulletin Board, no can there be any assurance that such an application for quotations will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. Even if a market for common stock does develop, the market price of common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our board of directors has the authority to issue up to 20 million shares of "blank check" preferred stock.  The issuance of any preferred stock may adversely affect the holders of common stock.

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;

(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

RELIANCE ON INFORMATION ONLY IN THIS PROSPECTUS

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

DIVIDEND POLICY

We do not intend to pay any dividends in the foreseeable future. We intend to retain any future earnings, if any, for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will be dependent upon our fiscal condition, results of operations capital requirements and other factors our board of directors may deem relevant.

BUSINESS OF THE COMPANY

Forward Looking Statements

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

Overview

SaaSMAX, Inc. is a Nevada Corporation incorporated January 19, 2011, with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online business-to-business marketplace (the "SaaSMAX Marketplace") and channel management tools for the rapidly growing software-as-a-service (“SaaS”) market.

Software-as-a-Service , sometimes referred to as "on-demand software," is a software delivery model in which software is delivered over the Internet through a web browser.  With SaaS Applications (“SaaS Apps”), software and data is hosted on virtual servers (often referred to as “in the cloud,” or “cloud-based” or “cloud computing”).  Cloud computing fundamentally changes the way business software applications are developed and deployed.  SaaS App developers no longer need to create and manage their own infrastructure of servers, storage, network devices, operating system software and development tools in order to create a business application.  Instead, the entire software infrastructure is managed by third parties who specialize in infrastructure management, and developers use a remote management connection/console to access the development environment.  SaaS App users can gain access to a multitude of business applications via an Internet browser or mobile device, and are able to take advantage of a robust, secure, scalable and highly available application at a relatively low cost, without the cost and complexity of managing the application.

While practically every Internet service (such as a Web search engine or web-based Email) is driven by some underlying software, the terms ”SaaS” or “SaaS Apps” are often used in the context of business software.   Independent Software Vendors (“ISVs” or “App Vendors”) of SaaS Apps or traditional software applications develop and sell software apps that run on one or more operating system platforms.  The companies that make the operating platforms encourage and lend support to ISVs, often with special "business partner" programs.  Some ISVs focus on a particular operating platform like Apple iPhone’s iOS for which there are tens of thousands of ISV applications. Other ISVs specialize in a particular application area, such as customer relationship management or business intelligence, for example, and integrate with multiple platforms.

The Company intends to become a channel program for SaaS, by offering a Marketplace for SaaS Apps and by facilitating, improving and increasing the Sales Value Chain for SaaS ISVs.  The "Sales Value Chain" refers to the value-adding activities and the participants that are involved in selling a software product to an end-user.   For example, a software application is typically developed and sold by an ISV. That ISV may offer to sell licenses for its software application directly to an end user, or it may contract with a wholesaler, distributor or retailer (collectively referred to herein as “Reseller”) which then markets and resells that software application to end users.  Moreover, when software applications require customization or user training before they are employed by the end user, ISV’s will seek to partner with  independent VARs, service providers, solution providers, systems integrators or other types of consultants (collectively referred to herein as “Solution Providers”) who will provide those services to the end users.

With traditional software, that requires installation on a personal computer, server or workstation, ISVs typically "package" their software on a disc and license or sell the software, on the disc, through the Sales Value Chain in order to reach end-users. The discs are therefore physically accounted for as product inventory and the end-user is responsible for setting up the software on the servers, network, and employee workstations and maintaining the servers, network and workstations. In many cases businesses do not have the internal expertise to install and maintain the software. In those cases, an end-user will typically contract with and independent Solution Provider to install and/or manage the software for the end user.

By contrast, with SaaS Apps, there is no physical delivery of a software product.  Instead, a SaaS App is available and ready-to-use when it is accessed on-line. As a result of this non-physical, direct-to-end-customer deployment method, there is no product that can be accounted for physically.  This may lead to a situation where a Solution Provider in the Sales Value Chain is ignored during a sales transaction and, in such a case, may not be compensated by the SaaS App Vendor for referring the end-user.

In traditional software sales, the Solution Provider usually has a pre-existing relationship with the end-user and is therefore the trusted advisor to the end-user for most software purchases. For SaaS App Vendors, we believe that the Sales Value Chain must also incorporate the Solution Providers for software purchases. We believe that when completed and implemented, the SaaSMAX Marketplace will provide   SaaS App Vendors with the tools to track sales and manage reseller programs for each Solution Provider interested in their SaaS App.

Our SaaSMAX Marketplace is intended to be a "B2B" or "business to business" solution to be implemented between SaaS App Vendors and SaaS Solution Providers, which will enable SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world.

SaaSMAX management believes that the SaaSMAX Marketplace will:

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Make it easier and more efficient for SaaS App Vendors to promote their SaaS Apps, sell licenses, find new customers, and build a channel of Solution Providers.

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Be the first SaaS marketplace that will enable SaaS App Vendors to sell, market, manage and monitor their sales and marketing efforts in real time across the SaaS Sales Value Chain.

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Be a valuable, efficient business and educational tool for SaaS Solution Providers, enabling them to thoroughly research each listed SaaS App and gain access to  online demos, technical specifications, peer ratings, support, pricing, commission plans and much more.

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Make it easier for Solution Providers to find SaaS Apps for their customers and earn commissions from SaaS App Vendors for reselling or referring their SaaS Apps to end user customers.

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Include a Solution Provider Directory which will contain the business profiles of Solution Providers, to enable end user businesses to identify and do business with Solution Providers, and to enable SaaS App Vendors to network with Solution Providers.

The first phase of software development efforts of the SaaSMAX Marketplace has commenced and the first test-phase release (“SaaSMAX Alpha,”) is expected in the third quarter of 2011.  During SaaSMAX Alpha, we will be adding a limited number of invitation-only SaaS Apps and Solution Providers to test the service.  Also, during this time, we will be continuing our software development efforts.  Once we believe that our platform is developed sufficiently to satisfy our potential customers’ needs, we will commence a “SaaSMAX Beta” phase.   During the Beta phase, our primary focus will be to recruit several dozen SaaS Apps developers and several dozen Solution Providers to use our service.  During the Beta phase we will: i) study the use of our service; ii) adjust the business pricing model, if necessary; iii) add features and functionality, if necessary; and, iv) plan and prepare marketing campaigns. Once management is satisfied with the results of the Beta Phase, we will commercially launch SaaSMAX.  We intend to continually develop new features and functionality for the SaaSMAX Marketplace into the foreseeable future.

We are a development stage business and have had no revenue since our formation. There can be no assurance that we will complete the development of the SaaSMAX Marketplace, and even if completed that the SaaSMAX Marketplace will generate any revenues.  There can further be no assurance that even if revenues are generated by the SaaSMAX Marketplace, that those revenues will be sufficient to enable the Company to maintain its operations. The Company may need to secure additional financing in the future to continue to develop the product, attract customers, and start generating revenues. There are no assurances that the Company will be successful with any subsequent financings

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  Proceeds of $200,100 generated from the sale of 1,000,500 share of common stock provided sufficient cash balances to support the Company’s operations and development of the SaaSMAX marketplace through at least February 28, 2012.  Accordingly, the Auditor’s Report included in our audited financial statements at February 28, 2011 did not include language raising doubt about our ability to continue as a going concern.  However, at June 30, 2011 our cash balances may not be sufficient to fund our operating expenses and the continued development of the SaaSMAX marketplace for the next 12 months.  From the date of our inception through June 30, 2011, we have incurred a net loss of $71,222 and net cash used in operations of $65,083. We expect to continue to incur losses for the foreseeable future. In order to achieve profitable operations we need to generate significant revenues from fees earned from the SaaSMAX Marketplace.  We cannot be certain that our business strategies will be successful or that will we generate significant revenues and become profitable.  Additionally, we may need to obtain additional public or private equity financings or debt financings in order to continue operations.  Accordingly, language regarding the company’s ability to continue as a going concern has been added to the June 30, 2011 unaudited financial statements included herein.

Customers

We anticipate that the SaaSMAX Marketplace will be utilized primarily by two different types of customers. App Vendors, who make business-related SaaS Apps, and Solution Providers who are IT Consultants, VARs and MSPs who will resell business-related SaaS Apps through the SaaSMAX Marketplace. In addition, the SaaSMAX Marketplace will be available to other business organizations ("Business Users"), who will be provided limited access to the proposed features and functionality of SaaSMAX. There can be no assurance that these types of customers will in fact utilize the SaaSMAX Marketplace.

The SaaSMAX Platform – How it Works

The SaaSMAX Platform will be comprised of the SaaSMAX Marketplace, channel management tools for App Vendors and Solution Providers, and premium marketing and advertising tools for App Vendors and Solution Providers. The SaaSMAX Platform is currently under development and is expected to be released in multiple phases as the features and functionality become available. The Company contracts with independent software developers who are currently designing, building, and testing the SaaSMAX Platform.

Revenue Generation

SaaSMAX intends to generate revenue from the following revenue streams:

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Annual Membership Fees from SaaS App Vendors who list their SaaS App on the SaaSMAX Marketplace.

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Annual Membership Fees from Solution Providers who want to resell SaaS Apps and also list their profile in the SaaSMAX Solution Provider Directory.

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Advertising and Marketing Fees from SaaS App Vendors who want to conduct premium marketing and/or advertising campaigns within the SaaSMAX Marketplace.

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Transaction fees based on a percentage of the revenue earned by SaaS App Vendors who sell and promote their SaaS App through the SaaSMAX Marketplace.

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Advertising and marketing fees from companies who want to advertise within the SaaSMAX Marketplace or on the SaaSMAX website.

User Participation

In order to participate in SaaSMAX , a potential user will first register as an App Vendor, a Solution Provider or a Business User. App Vendors and Solution Providers will be manually screened by Management and approved in order to maintain a high degree of quality and integrity in the SaaSMAX Marketplace

App Vendors will be required to select from one of several pricing plans in order to: a) display their App’s profile(s) on the SaaSMAX Marketplace; b) utilize our channel management tools, and; c) take advantage of marketing and advertising tools. Premium marketing programs will also be available "a la carte" to potential members of any pricing plan. We plan to require that App Vendors agree to pay SaaSMAX a commission structure based upon a revenue share program and to pay a commission to Authorized Resellers based upon a flexible revenue share program.

Solution Providers will be required to select from one of several pricing plans in order to: a) display their Company Profile in the SaaSMAX Solution Provider Directory; b) utilize our channel management tools, and; c) take advantage of marketing and advertising tools. Premium marketing programs are planned to also be available "a la carte" to members of any pricing plan.

Business Users will be required to select from one of several pricing plans in order to: a) view and purchase the Apps in the SaaSMAX Marketplace, and; b) view and contact Solution Providers in the SaaSMAX Solution Provider Directory.

Searching and Viewing the SaaSMAX Marketplace

End users will have access to search and view the planned SaaSMAX Marketplace depending on what type of user they may be. We plan to enable Solution Providers to view a comprehensive profile of every SaaS App that may be registered on the SaaSMAX Marketplace and have access to more information and assessment tools than the other user types.

SaaSMAX Solution Provider Directory

"Lead Generation" will be one of the expected major benefits of being a SaaSMAX Authorized Reseller. Also, Business Users who may be seeking a trusted Solution Provider to help implement, integrate or provide training for a SaaS App, will be able to inquire through SaaSMAX and identify potential candidates.

SaaSMAX Channel Management Tools

SaaSMAX Channel Management Tools are expected to be our own proprietary software-as-a-service that enables App Vendors to track and manage their reseller channel of SaaSMAX Authorized Solution Providers. Using or Tools, App Vendors will be able to administer and manage reseller incentive programs on a one-to-many, one-to-few and one-to-one basis. It will also enable them to address commission provisioning, and have real time access to performance analytics and reports.

SaaSMAX Premium Marketing Services

The Company intends to sell App Vendors and Solution Providers "premium" advertising and marketing campaign opportunities to increase their brand and product exposure within the SaaSMAX Marketplace. Such campaigns will include advertising on the public pages of the SaaSMAX.com website; offering webinars; publishing real-time announcements; sponsorships of email newsletters; custom email campaigns; and more.

Sales and Business Development

We anticipate that our sales and business development resources will be primarily dedicated to identifying quality Solution Providers and SaaS App Vendors to join and participate in the SaaSMAX Marketplace. Relationships with our members are anticipated to be managed by the same resources, and we will strive to facilitate and increase the business conducted between our member Service Providers and App Vendors. We also anticipate that our sales and business development resources will focus on selling premium marketing and advertising opportunities to our members and to non-members. We intend to accomplish these strategies through telesales, online and email communication and by attending and speaking at relevant conferences.

Marketing

We anticipate that our future marketing activities may include all or some of the below activities:

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Press releases and nurturing relationships with industry thought leaders and bloggers to gain third-party validation and generate positive coverage for the Company;

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Participation in industry events, trade shows and online trade shows, webinars, etc. to create customer awareness, trust and enthusiasm;

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Search engine marketing and search engine optimization;

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Social Media – blog, LinkedIn groups, FaceBook and other online resources;

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Web site development and design to create a pleasant and productive user-experience, engage and educate prospects and generate interest through information and demonstration, case studies, white papers and marketing collateral;

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Email and phone campaigns to capture leads, promote the brand, conduct surveys and communicate information about our member participants;

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Use of customer testimonials and case studies;

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Promotions, partnerships and sponsorships as appropriate;

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Advertising in industry related websites, blogs, e-newsletters and publications;

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Industry contacts and relationships.

Customer Service and Support

We anticipate that basic customer support during business hours will be available to SaaSMAX customers.

Technology and Development

In order to build SaaSMAX services, we have employed resources that have included and may continue to include, but are not limited to, independent software developer consultants, software development firms, an Agile project manager consultant, graphic design consultants and other qualified consultants to meet the various needs of the effort.  The Company believes that retaining experienced consultants in the Software programming / IT field is critical to ensure the success of the Company's development and implementation plans.

We expect that our customers will access our services through an easy-to-use web-based interface. Our web-based SaaS delivery method will give us control over our SaaSMAX Marketplace content and permits us to make modifications at a single central location. We further expect to add additional functionality of our services and to be able to deliver additional products to our customers.

We intend to optimize the SaaSMAX Platform to run on a specific database and operating system using the tools and platforms best suited to serve our customers. Performance, functional depth and the usability of our service will drive our technology decisions and product direction. The SaaSMAX Platform will be optimized for use on desktop computers, workstations, laptop computers, tablet devices and other handheld devices. Certain parts of the SaaSMAX Platform will also be available on mobile devices.

Infrastructure

Our technology infrastructure will be hosted externally by cloud service providers and redundantly stored in multiple data center locations. We expect that our customers will depend on the availability and reliability of our services and we have therefore selected an external hosting cloud service provider that is highly reliable and employs system redundancy in order to minimize potential system downtime.

Security

We intend to maintain high security standards and employ an intrusion detection system. Our software "firewalls" will be managed and monitored continuously. Our communications are secured using secure socket layer 128-bit encryption. All incoming traffic must be authenticated before it is authorized to be passed on to the application. Once a user has been authorized, access control to specific functions within the site is performed by the application. Our access control system is highly granular and includes the granting and revocation of user permissions to functions on the site.

Competition

We have numerous direct, indirect and partial competitors, many of which have valuable industry relationships and access to greater resources than we do. The numerous types of direct or indirect competitors that exist in the market today include but may not be limited to: ecosystem marketplaces such as Google Apps Marketplace; enterprise software distributors who are now offering SaaS marketplaces, such as Ingram Micro; unaffiliated online SaaS marketplaces such as GetApp.com; affiliate programs, such as Commission Junction; and ISV in-house channel partner/reseller programs.

There is no assurance that we will be able to produce a product that will be competitive in the marketplace, and even if competitive that we will be able to earn a profit.

INTELLECTUAL PROPERTY

We do not presently have any patents or trademarks. We will rely on a combination of copyright and trade secrets as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand. We will rely on copyright laws to protect copy on our web site and all marketing materials. We have registered several Internet domain names related to our business in order to protect our proprietary interests, including but not limited to SaaSMAX.com, SaasResellerNetwork.com and WiseSaaS.com.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

EMPLOYEES

As of August 15, 2011, the Company does not have any employees besides the Chief Executive Officer, Dina Moskowitz. Any administrative, marketing, technical, IT and/or software development work that is not handled by the CEO is outsourced to qualified professionals as deemed necessary.

PROPERTY

Our principal executive offices are temporarily located at the residence of Dina Moskowitz, our sole Director and Chief Executive Officer, for which we pay no rent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

Plan of Operation

The company plans to achieve the following milestones through June 30, 2012.

First Three Months

The first phase of software development efforts of the SaaSMAX Marketplace has commenced and the first test-phase release (“SaaSMAX Alpha,”) is expected in the third quarter of 2011.  During SaaSMAX Alpha, we will be adding a limited number of invitation-only SaaS Apps and Solution Providers to use the service.  Also, during this time we will be continuing our software development efforts.  Once we believe that our platform is developed sufficiently to satisfy our potential customers’ needs, we will commence a “SaaSMAX Beta” phase, which we anticipate will occur at the beginning of the fourth quarter of 2011.

The Company plans to continue to retain, on a part time basis, the following consultants: three software development consultants; one part-time Agile project manager; one part-time test engineer; one business development consultant; a graphic designer; one marketing consultant; and one accounting bookkeeper.  These consultants will work with Ms. Moskowitz during the SaaSMAX Alpha phase, continue the development of the SaaSMAX Marketplace, attend conferences relevant to our target markets, conduct business development activities, and plan for and deploy online marketing and social media strategies. The Company anticipates that it will spend approximately $50,000 to conduct the abovementioned activities.

We are a development stage business and have had no revenue since our formation. There can be no assurance that we will complete the development of the Alpha phase, Beta phase or commercial launch of the SaaSMAX Marketplace, and even if completed that the SaaSMAX Marketplace will generate any revenues.  Further, there can be no assurance that even if revenues are generated by the SaaSMAX Marketplace, that those revenues will be sufficient to enable the Company to maintain its operations.

Through June 30, 2012

When management believes that the Beta phase has been successfully accomplished, we will commercially launch SaaSMAX, which is anticipated to be during the first quarter of 2012.  We intend to continually develop new features and functionality for the SaaSMAX Marketplace into the foreseeable future. There can be no assurance that we will complete the development of the commercial release of the SaaSMAX Marketplace, and even if completed, that the SaaSMAX Marketplace will generate any revenues.

The Company will need to secure additional financing in the future to continue to develop the product, attract customers, and start generating revenues. There are no assurances that the Company will be successful with any subsequent financings. Management is budgeting to have sufficient capital to last through June 30, 2012.   Once the Company completes the Alpha release of the SaaSMAX Platform, the Company will reduce consultant fees related to software development, and dedicate the resources of Ms. Moskowitz, the business development consultant and the marketing consultant primarily towards building a critical mass of SaaS App Vendors and Solution Providers on the SaaSMAX Marketplace.  It is anticipated that the Company will generate revenue starting in early 2012, however, there can be no assurance that if in fact the Company does generate revenue starting in early 2012, that such revenues would be sufficient to sustain or grow the operations.

Results of Operations

Revenues

For the period from January 19, 2011 (Inception) through June 30, 2011, SaaSMAX recognized no revenues. We are still a development stage company and do not expect to begin generating revenues until we begin offering our product and services.

Operating Expenses

Total operating expenses for the quarter ended June 30, 2011, the period from January 19, 2011 (inception) through June 30, 2011 and the period from January 19, 2011 (inception) through February 28, 2011 totaled $47,685, $71,222 and $9,020, respectively.  These expenses consisted primarily of fees incurred in the development of our SaaSMAX software and Platform totaling approximately $28,000, $41,000 and $7,000, respectively in the above referenced periods. Additionally, general and administrative expenses consisting primarily of advertising, travel, corporate costs and office supplies totaled approximately $15,000, $22,000 and $1,000, respectively in the above referenced periods.

Net Loss

During the quarter ended June 30, 2011, the period from January 19, 2011 (inception) through June 30, 2011 and the period from January 19, 2011 (inception) through February 28, the Company incurred a net loss of $47,568, $71,222 and $17,222, respectively, due primarily to operating expenses as described above.

Capital Resources and Liquidity

Net cash used in operating activities was $65,083 and $1,859 for the period from January 19, 2011 (inception) through June 30, 2011 and January 19, 2011 (inception) through February 28, 2011, respectively and is primarily attributable to the payment of development and corporate fees.

Net cash provided by financing activities during the period from January 19, 2011 (inception) through February 28, 2011 and January 19, 2011 (inception) through February 28, 2011 was $200,100 and $158, 100, respectively and resulted from the Company’s sale of sale of common stock via a private placement.

We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. We expect that future cash requirements will principally be for capital expenditures and working capital requirements.

Critical Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  Proceeds of $200,100 generated from the sale of 1,000,500 share of common stock provided sufficient cash balances to support the Company’s operations and development of the SaaSMAX marketplace through at least February 28, 2012.  Accordingly, the Auditor’s Report included in our audited financial statements at February 28, 2011 did not include language raising doubt about our ability to continue as a going concern.  However, at June 30, 2011 our cash balances may not be sufficient to fund our operating expenses and the continued development of the SaaSMAX marketplace for the next 12 months.  From the date of our inception through June 30, 2011, we have incurred a net loss of $71,222 and net cash used in operations of $65,083. We expect to continue to incur losses for the foreseeable future. In order to achieve profitable operations we need to generate significant revenues from fees earned from the SaaSMAX Marketplace.  We cannot be certain that our business strategies will be successful or that will we generate significant revenues and become profitable.  Additionally, we may need to obtain additional public or private equity financings or debt financings in order to continue operations.  Accordingly, language regarding the company’s ability to continue as a going concern has been added to the June 30, 2011 unaudited financial statements included herein.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Upon the generation of revenue, the Company shall follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. Subscription revenues shall be recognized over the period benefited. Deferred revenues shall be recorded when cash has been collected, however the related service has not yet been provided.

Income taxes

The Company uses the liability method of accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance can be provided for a net deferred tax asset, due to uncertainty of realization.

Net loss per common share

Net loss per common share is computed pursuant to ASC No. 260 “Earnings Per Share.” Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2011.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-4, which amends the Fair Value Measurements Topic of the Accounting Standards Codification to help achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company will adopt the ASU as required.  The ASU may affect the Company’s fair value disclosures, but will not affect the Company’s results of operations, financial condition or liquidity.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”). ASU 2010-06 requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 to now require (1) a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements, and (3) a reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Since the requirements of ASU 2010-06 only relate to disclosure, the adoption of this guidance did not have an effect on our financial position or results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Experienced and Dedicated Personnel

We intend to maintain a highly competitive team of experienced and technically proficient employees and motivate them through a positive work environment and stock ownership. We believe that employee ownership, which may be encouraged through a stock option plan, is essential for attracting, retaining and motivating qualified personnel. While we have not yet adopted a stock option plan, we intend to do so in the near future.

Financing Needs

Including the net proceeds from the private placement stock offering, the Company may only have sufficient funds to conduct its operations through June 30, 2011.  It is anticipated that the Company will generate revenue starting in early 2012, however, there can be no assurance that if in fact the Company does generate revenue starting in early 2012, that such revenues would be sufficient to sustain or grow the operations.  It is therefore anticipated that the Company will need additional capital in order to continue operations.

The Company presently does not have any available credit, bank financing or other external sources of liquidity, other than the net proceeds from the private placement offering. Due to its brief history and historical operating losses, the Company’s operations have not been a source of liquidity. The Company will need to obtain additional capital in order to continue operations. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

The Company cannot guarantee that it will be able to obtain additional capital. The Company will seek capital from the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The recent downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, or experience unexpected cash requirements. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company’s common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail or may even cease its operations.

Language regarding the company’s ability to continue as a going concern has been added to the June 30, 2011 unaudited financial statements included in this Prospectus.  If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this would have a material adverse effect on the Company’s business, results of operations, liquidity and financial condition.

Recent Financings

During the period January 19, 2011 (Inception) through June 30, 2011, the Company raised $200,100 in private financing from accredited investors. These funds were utilized for the daily operating activities of the company. The investors purchased shares from the Company at $.20 per share.

Off Balance Sheet Arrangements

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have not had any disagreements with our accountants.

MANAGEMENT

Directors and Executive Officers

The names of our directors and executive officers, their principal occupations, and the year in which each of our directors and executive officers initially joined the board of directors are set forth below.

Name	Age	Position
Dina Moskowitz	44	CEO, Chairman, President & Secretary

Dina Moskowitz .. Ms. Moskowitz has been our Chief Executive Officer from our inception.  Since inception she has been serving in this position and currently and in the foreseeable future will devote approximately 95% of her time to the affairs of the Company.  She is also CEO of Critical Digital Data Solutions, Inc., (“CDDS”) a company that offers cloud-based online data storage to individuals and businesses.   The business activities of the Company, as an intended provider of a business to business marketplace for App developers and Service Providers does not materially conflict with the data-storage business of CDDS. To the extent that any conflict of corporate opportunity or in her fiduciary duties to both companies may arise in the future, the conflict will be resolved in favor of the Company.  Ms Moskowitz devotes between 5 and 10 hours per month to CDDS.   In addition, Ms. Moskowitz was also Founder and Principal of Corporate Business Plan Associates ("CBPA"), a single proprietorship, through which she has provided business plan and strategic consulting services to early stage companies, primarily in the technology space, for more than 15 years.  From 1998 to 2007 she devoted approximately 50% of her time to CBPA.  From 2004 to 2008, she served as a part time V.P. of Marketing and consultant for Spoken Translation, Inc., (a speech-to-speech translation software app vendor, and has provided consulting services to other software companies.  Ms. Moskowitz is also a licensed real estate salesperson in the State of California.  She is a graduate of the Wharton School of Business, University of Pennsylvania, where she earned a B.S. of Economics degree in Finance.

EXECUTIVE COMPENSATION

Ms. Moskowitz receives no compensation. There are no current employment agreements between the Company and its executive officer or understandings regarding future compensation.

Ms. Moskowitz has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries. Ms. Moskowitz will have the responsibility to determine the timing of remuneration for key personnel.

The Company does not intend to pay employee directors a separate fee for their services.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Dina Moskowitz, Chairman of the Board & CEO	January 19, 2011 Through July 31,2011	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 15, 2011, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of August 15, 2011, there were 4,000,500 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of August 15, 2011 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Dina M. Moskowitz	2,705,000	67.49%
Tony Osibov	300,000	7.50%
F.U., LLC*	505,000	12.62%
Officers and Directors as a group	2,705,000	67.49%

_________________

* Jeffrey Fink has full investment authority for these shares. Includes 5,000 shares owned individually by Mr. Fink

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of July 31, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of shares of common stock outstanding on July 31, 2011, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of August 15, 2011.

Option Grants in Last Fiscal Year

On July 5, 2011 the Board of Directors approved and implemented the 2011 Stock Incentive Plan (the “Plan”).  The plan authorized option grants to employees and other persons closely associated with the Company for the purchase of up to 1,000,000 shares.

During the period from January 1, 2011 (Inception) through August 15, 2011 we have not awarded options to our executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

There were no options exercised by our executive officers January 19, 2011 (inception) through August 15, 2011.

Employment Contract and Termination of Employment Agreements

We have no employment agreements with any officers or employees.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We are in the process of obtaining directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Long Term Incentive Plans

There are no long term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

DESCRIPTION OF SECURITIES

Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) and 20,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). At the close of business on July 31, 2011, the Company had 4,000,500 shares of Common Stock issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future

Options and Warrants

On July 5, 2011 the Board of Directors approved and implemented the 2011 Stock Incentive Plan (the “Plan”).  The plan authorized option grants to employees and other persons closely associated with the Company for the purchase of up to 1,000,000 shares.  The Board of Directors granted a total of 60,000 options as follows: 20,000 to each of 2 strategic advisors; and 20,000 to Stanley Moskowitz for legal advisory services.  The exercise price of the options are $0.20 per share. As of August 15, 2011, no options have been exercised.

Transfer Agent and Registrar

The transfer agent for our common stock is Action Stock Transfer Inc. 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121 Telephone: (801) 274-1088. Until the present time, we have acted as our own transfer agent and registrar.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

That a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

Obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•

Sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. The term “Selling Stockholders” includes the persons and entities named below, and their transferees, pledges, donees, or their successors. We will file a supplement to this prospectus to name any successors to the Selling Stockholders who will use this Prospectus to resell their securities. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. Assuming the Selling Stockholders sell all the shares registered below, none of the Selling Stockholders will continue to own any shares of our common stock.

(1)	Beneficial Ownership Before Offering	Percentage of Common Stock Before Offering	Shares of Common Stock Offered by this Prospectus	Beneficial Ownership After the Offering (2)(3)
Alan Altman	25,000	0.62%	25,000	0.00%
Steven Bellach	10,000	0.25%	10,000	0.00%
Arthur Bobrow	5,000	0.12%	5,000	0.00%
Derek Cahill	2,500	0.06%	2,500	0.00%
Michelle Cahill	2,500	0.06%	2,500	0.00%
Dalia Cohen	2,500	0.06%	2,500	0.00%
Lee Cunningham	7,500	0.19%	7,500	0.00%
Jeffrey Fink (4)	5,000	0.12%	5,000	0.00%
Shana Fink	5,000	0.12%	5,000	0.00%
F.U., LLC (4)	500,000	12.47%	500,000	0.00%
Jason Galea	2,500	0.06%	2,500	0.00%
Michael Gencarella	100,000	2.49%	100,000	0.00%
The David & Paige Glickman Family Trust (5)	50,000	1.25%	50,000	0.00%
Ivy Gordon	5,000	0.12%	5,000	0.00%
Amy Lapinski	37,500	0.94%	37,500	0.00%
Sterling Lapinski	37,500	0.94%	37,500	0.00%
Ian Mausner	50,000	1.25%	50,000	0.00%
Rod Moskowitz	5,000	0.12%	5,000	0.00%
Wendy Moskowitz	5,000	0.12%	5,000	0.00%
Stanley Moskowitz(7)(8)	12,500	0.31%	2,500	0.00%
Viviane Moskowitz(8)	2,500	0.06%	2,500	0.00%
Ryan Neely	5,000	0.12%	5,000	0.00%
Carole Robin	5,000	0.12%	5,000	0.00%
Gregory Robin	25,000	0.62%	25,000	0.00%
Howard Robin	50,000	1.25%	50,000	0.00%
Richard Rogers	5,000	0.12%	5,000	0.00%
Nikolaos Souris	5,500	0.14%	5,500	0.00%
Harris Trust	5,000	0.12%	5,000	0.00%
Harris Trust	7,500	0.19%	7,500	0.00%
Walter Straub	5,000	0.12%	5,000	0.00%
Phoenix Apparel International (6)	12,500	0.31%	12,500	0.00%
Denmoss, Inc. (6)	12,500	0.31%	12,500	0.00%
Total Shares	1,010,500	25.20%	1,000,500	0.00%

(1) None of the selling shareholders are broker-dealers.

(2) Assumes all shares offered by this Prospectus are sold.

(3) Number of shares includes shares issued to the selling shareholders in connection with the private placement of securities by the Company. There were a total of 1,000,500 shares of the Company’s common stock issued to purchasers in private placements of which 1,000,500 are being registered pursuant to this registration statement.

(4) Jeffrey Fink has full investment authority for these shares.

(5) David Glickman has full investment authority for these shares.

(6) David Moskowitz has full investment authority for these shares.

(7) Includes options to acquire 10,000 shares of common stock at $.20 per share.

(8) Stanley Moskowitz and Viviane Moskowitz are the parents of Dina Moskowitz, CEO of the Company.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

No broker dealer received any securities as underwriting compensation.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by The Bingham Law Group APC., Carlsbad, California. Stanley Moskowitz, one of the Selling Shareholders, is "Of Counsel" to the Bingham Law Group APC.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

Hamilton. P.C., Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at February 28, 2011 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

The Bingham Law Group, Carlsbad California has acted as legal counsel for us in connection with this Offering.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SaaSMAX, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Our financial statements for the period January 19, 2011 (inception) to February 28, 2011 (Audited), immediately follow:

Page
Financial statements for the period ended February 28, 2011 (Audited)

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements
Balance Sheet as of June 30, 2011 (unaudited) and February 28, 2011	F-3

Statement of Operations for the three months ended June 30, 2011(unaudited) and  the periods January 19, 2011 (inception) to June 30, 2011(unaudited) and January 19, 2011 (inception) to February 28, 2011

F-4

Statement of Stockholders’ Equity for the period January 19, 2011 (inception) to February 28, 2011	F-5

Statement of Cash Flows for the periods January 19, 2011 (inception) to June 30, 2011(unaudited) and January 19, 2011 (inception) to February 28, 2011	F-6

Notes to Financial Statements	F-7

Financial statements for the period ended June 30, 2011 (Unaudited)

Balance Sheet as of June 30, 2011 (unaudited) and February 28, 2011	F-10

Statement of Operations for the three months ended June 30, 2011(unaudited) and  the periods January 19, 2011 (inception) to June 30, 2011(unaudited) and January 19, 2011 (inception) to February 28, 2011

F-11

Statement of Cash Flows for the periods January 19, 2011 (inception) to June 30, 2011(unaudited) and January 19, 2011 (inception) to February 28, 2011	F-12

Notes to Financial Statements	F-13

Hamilton PC

_________________________________________________________________________________________________

2121 S. Oneida St., Suite 312

Denver, CO  80224

P: (303) 548-8072

F: (888) 466-4216

ed@hamiltonpccpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

SaaSMAX, Inc

San Diego, California

We have audited the accompanying balance sheet of SaaSMAX, Inc, from January 19, 2011 (inception) to February 28, 2011, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit) and cash flows in the period ended February 28, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SaaSMAX, Inc. from January 19, 2011 (inception) to February 28, 2011, and the result of its operations and its cash flows for period ended February 28, 2011, in conformity with accounting principles generally accepted in the United States of America.

Hamilton, PC

/s/ Hamilton, PC

Denver, Colorado

May 13, 2011

SaaSMAX, INC.
(A Development Stage Company)
BALANCE SHEET
February 28, 2011

ASSETS

Current assets:
Cash	$156,241
Total current assets	156,241

Total assets	$156,241

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$7,161
Total current liabilities	7,161

Total liabilities	7,161

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 20,000,000 shares
authorized; no shares issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares
authorized; 3,790,000 shares issued and outstanding	3,790
Additional paid-in capital	157,310
Founders' receivable	(3,000)
Deficit accumulated during development stage	(9,020)

Total stockholders’ equity	149,080

Total liabilities and stockholders’ equity	$156,241

See accompanying notes to financial statements

SaaSMAX, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
Period from January 19, 2011 (inception) to February 28, 2011

Accumulated During Development Stage
Revenues	$-

Operating expenses
Professional fees	500
Product development	7,000
General and administrative	1,520

Total operating expenses	9,020

Net loss	$(9,020)

Weighted average number of common
shares outstanding - basic and fully diluted	3,225,000

Net loss per share - basic and fully diluted	$(0.00)

See accompanying notes to financial statements

SaaSMAX, INC.
(A Development Stage Company)
Statement of Stockholders' Equity
Period from January 19, 2011 (inception) to February 28, 2011

				Accumulated Deficit During Development Stage
	Common Stock		Additional Paid-In Capital		Founders' Receivable	Total
	Shares	Amount
Balance,
January 19, 2011	-	$ -	$ -	$ -	$ -	$ -
Issuance of common stock for cash - February 2011	790,500	790	157,310	-	-	158,100
Issuance of founders' shares - January 2011	3,000,000	3,000	-	-	(3,000)	-
Net loss	-	-	-	(9,020)	-	(9,020)
Balance,
February 28, 2011	3,790,500	$ 3,790	$ 157,310	$ (9,020)	$ (3,000)	$ 149,080

See accompanying notes to financial statements

SaaSMAX, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Period from January 19, 2011 (inception) to February 28, 2011

Accumulated During Development Stage
Cash flows from operating activities
Net loss	$(9,020)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Accounts payable and accrued expenses	7,161

Net cash used in operating activities	(1,859)

Cash flows from financing activities
Proceeds from issuance of common stock	158,100

Net cash provided by financing activities	158,100

Net increase in cash	156,241

Cash, beginning of period	-

Cash, end of period	$156,241

Supplemental disclosure of cash flow information:
Income taxes paid	$-
Interest paid	$-

Supplementary disclosure of noncash financing activities:
Issuance of common stock for founders' receivable	$3,000

See accompanying notes to financial statements

SaaSMAX, INC.

(A Development Stage Company)

Notes to the Financial Statements

February 28, 2011

NOTE 1 - ORGANIZATION AND PLAN OF OPERATIONS

SaaSMAX, Inc. (“SaaSMAX” or the “Company”) was incorporated on January 19, 2011 under the laws of the State of Nevada with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online global business-to-business marketplace for software-as-a-service (“SaaS”) providers, resellers and users, with the goal to improve the sales value chain in this rapidly growing sector.

Upon incorporation, SaaSMAX authorized 100,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001.

The Company’s mission is to become a channel program for SaaS, by facilitating, improving and increasing the Sales Value Chain for SaaS Applications (“SaaS Apps”). Our plan is to develop and launch the SaaSMAX Marketplace, which is intended to be a "B2B" or business to business solution to be implemented between SaaS App Vendors and SaaS Solution Providers, that will enable SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world. The SaaSMAX Marketplace will also provide easy- to-use tools for SaaS Resellers and Solution Providers to, among other things, thoroughly research each listed SaaS App, including online demos, technical specifications, ratings, support, pricing, and commission plans. The SaaSMAX Marketplace will also provide a Solution Provider Directory which will contain the business profiles of Solution Providers, which will enable businesses to network with Solution Providers, and will enable Solution Providers to generate new business leads.

As discussed in Note 2 and Note 6, the Company has received proceeds of $200,100 from the sale of 1,000,500 share of common stock.  Additionally, the Company’s Chief Executive Officer, Ms. Moskowitz, has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries. Proceeds from the Offering, combined with the Company’s cash management, provide sufficient cash balances to support the Company’s operations and development of the SaaSMAX Marketplace through at least February 28, 2012.

NOTE 2 – PRIVATE PLACEMENT MEMORANDUM

Subsequent to incorporation, SaaSMAX offered (the "Offering") to sell 1,000,000 shares of common stock (the “Shares”) at $0.20 per share in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the "Act") . The Shares were being offered on a “Best Efforts” basis to "Accredited Investors" as that term is defined under Rule 144 of Act. There was no minimum amount required to complete the Offering. Accordingly, the Company may sell substantially less than 1,000,000 Shares in the Offering. The private placement was to terminate on March 15, 2011. As of February 28, 2011, the Company had sold 790,500 shares of common stock in the Offering, resulting in an increase in capital of $158,100 (see also Note 6 - Subsequent Events).

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company intends to enter into an agreement with each of its potential ISVs in which the ISV agrees to compensate SaaSMAX for every purchase transaction that is initiated through the SaaSMAX Online Marketplace or a private labeled version thereof. The Company will be responsible for monitoring, aggregating and reporting total transaction volumes completed between its member Service Providers and the ISVs.

Revenue is expected to be captured through multiple avenues including but not limited to:

1) Earning fees from SaaS App Vendors who list their respective SaaS Apps on the SaaSMAX Marketplace.

2) Earning fees from SaaS App Vendors for promotions or advertising campaigns within the SaaSMAX Marketplace.

3) Earning commissions based upon a percentage of the revenue earned from SaaS App purchases that were transacted via the SaaSMAX Marketplace and/or SaaSMAX members. And,

4) Earning advertising and marketing fees for companies who advertise within the SaaSMAX Marketplace or on the SaaSMAX website.

There can be no assurance that we will be successful in generating any revenue from the means stated above.

Revenue recognition

Upon the generation of revenue, the Company shall follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. Subscription revenues shall be recognized over the period benefited. Deferred revenues shall be recorded when cash has been collected, however the related service has not yet been provided.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Fair Value Estimates

Pursuant to the Accounting Standards Codification (“ASC”) No. 820, “Disclosures About Fair Value of Financial Instruments”, the Company records its financial assets and liabilities at fair value. ASC No. 820 provides a framework for measuring fair value, clarifies the definition of fair value and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. ASC No. 820 establishes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the asset/liability’s anticipated life.

Level 3—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The carrying values for cash and accounts payable approximate their fair value due to their short maturities.

Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying the statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Net loss per common share

Net loss per common share is computed pursuant to ASC No. 260 “Earnings Per Share”. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no dilutive shares outstanding as of February 28, 2011.

Year-end

The Company has chosen a fiscal year end of December 31.  However, as operations did not begin until January 19, 2011, the financial statements herein are as of February 28, 2011 and for the period from January 19, 2011 (inception) to February 28, 2011.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”). ASU 2010-06 requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 to now require (1) a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements, and (3) a reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Since the requirements of ASU 2010-06 only relate to disclosure, the adoption of this guidance did not have an effect on our financial position or results of operations.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company was incorporated on January 19, 2011. The authorized shares of the Company consist of 100,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001 per share. As of February 28, 2011, the Company had sold 790,500 shares of common stock at $0.20 per share. Additionally, the two founders of SaaSMAX were issued a combined total of 3,000,000 shares of common stock. The purchase of the shares is evidenced by a Founders’ Receivable in the amount of $3,000 which is included in Stockholders’ Equity in the accompanying Balance Sheet. (See also Note 6- Subsequent Events for additional shares sold.)

NOTE 5 – INCOME TAXES

The Company incurred a loss of $9,020 for the period from January 19, 2011 (Inception) to February 28, 2011. As of February 28, 2011, the Company has a net operating loss carry forward of $3,067 available to reduce future taxable income for federal and state income tax purposes. The Company established a full valuation allowance in accordance with the provision of SFAS No. 109, “Accounting for Income Taxes.” The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized.

No provision was made for federal income tax since the Company has net operating losses.

NOTE 6 – SUBSEQUENT EVENTS

Management evaluated subsequent events of the Company through May 13, 2011, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements, except as follows:

Subsequent to February 28, 2011, SaaSMAX raised an additional $42,000 from the sale of 210,000 shares of common stock through its Offering.

SaasMAX, INC.
(A Development Stage Company)
BALANCE SHEET

	June 30, 2011	February 28, 2011
	(Unaudited)
ASSETS

Current assets:
Cash	$135,017	$156,241
Other current assets	1,000	-
Total current assets	136,017	156,241

Total assets	$136,017	$156,241

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$7,139	$7,161
Total current liabilities	7,139	7,161

Total liabilities	7,139	7,161

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 20,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized; 4,000,500 shares issued and outstanding	4,000	3,790
Additional paid-in capital	199,100	157,310
Founders' receivable	(3,000)	(3,000)
Deficit accumulated during development stage	(71,222)	(9,020)

Total stockholders’ equity	128,878	149,080

Total liabilities and stockholders’ equity	$136,017	$156,241

See accompanying notes to financial statements

SaasMAX, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

	Three Months Ended June 30, 2011	January 19, 2011 (inception) to June 30, 2011	January 19, 2011 (inception) to February 28, 2011
	(Unaudited)	(Unaudited)

Revenues	$-	$-	$-

Operating expenses
Professional fees	4,396	8,202	500
Product development	28,419	41,349	7,000
General and administrative	14,870	21,846	1,520

Total operating expenses	47,685	71,397	9,020

Loss from operations	(47,685)	(71,397)	(9,020)

Interest income	117	175	(8,202)

Net loss	$(47,568)	$(71,222)	$(17,222)

Weighted average number of common
shares outstanding - basic and fully diluted	4,000,100	3,835,805	3,225,000

Net loss per share - basic and fully diluted	$(0.01)	$(0.02)	$(0.01)

See accompanying notes to financial statements

SaasMAX, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Period from January 19, 2011 (inception) to February 28, 2011

	January 19, 2011 to June 30, 2011	January 19, 2011 to February 28, 2011
	(Unaudited)
Cash flows from operating activities
Net loss	$(71,222)	$(9,020)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Other current assets	(1,000)	-
Accounts payable and accrued expenses	7,139	7,161

Net cash used in operating activities	(65,083)	(1,859)

Cash flows from financing activities
Proceeds from issuance of common stock	200,100	158,100

Net cash provided by financing activities	200,100	158,100

Net increase in cash	135,017	156,241

Cash, beginning of period	-	-

Cash, end of period	$135,017	$156,241

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-
Interest paid	$-	$-

Supplementary disclosure of noncash financing activities:
Issuance of common stock for founders' receivable	$3,000	$3,000

See accompanying notes to financial statements

SaaSMAX, INC.

(A Development Stage Company)

Notes to the Financial Statements

June 30, 2011

(Unaudited)

NOTE 1 - ORGANIZATION AND PLAN OF OPERATIONS

SaaSMAX, Inc. (“SaaSMAX” or the “Company”) was incorporated on January 19, 2011 under the laws of the State of Nevada with its principal place of business in San Diego, California. SaaSMAX is a development stage company that is developing and launching an online global business-to-business marketplace for software-as-a-service (“SaaS”) providers, resellers and users, with the goal to improve the sales value chain in this rapidly growing sector.

Upon incorporation, SaaSMAX authorized 100,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001.

The Company’s mission is to become a channel program for SaaS, by facilitating, improving and increasing the Sales Value Chain for SaaS Applications (“SaaS Apps”). Our plan is to develop and launch the SaaSMAX Marketplace, which is intended to be a "B2B" or business to business solution to be implemented between SaaS App Vendors and SaaS Solution Providers, that will enable SaaS App Vendors to market, promote and manage the sales and distribution of their SaaS App to participants in the Sales Value Chain and to business users around the world. The SaaSMAX Marketplace will also provide easy- to-use tools for SaaS Solution Providers to, among other things, thoroughly research each listed SaaS App, including online demos, technical specifications, ratings, support, pricing, and commission plans. The SaaSMAX Marketplace will also provide a Solution Provider Directory which will contain the business profiles of Solution Providers, which will enable businesses to network with Solution Providers, and will enable Solution Providers to generate new business leads.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The accompanying unaudited financial statements of SaaSMAX have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and applicable regulations of the U.S. Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair statement of financial position and results of operations have been included.  Our operating results for the period from January 19, 2011 (Inception) to June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. The accompanying unaudited financial statements should be read in conjunction with our audited financial statements for the period ended February 28, 2011, which are included in our S-1/A3 Registration Statement, and the risk factors contained therein.

Going concern

No assurance can be given that a market for the SaaSMAX product will develop, or that customers will be willing to pay for the SaaSMAX product.  For the period from January 19, 2011 (inception) through June 30, 2011, the Company incurred net losses totaling $71,222; had net cash used in operating activities totaling $65,083; and had an accumulated deficit of $71,222 as of June 30, 2011.  If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to successfully raise additional financing, and the ability to ultimately attain profitability.

Management plans to raise additional capital through the sale of shares of its common stock to accredited investors.  While the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to the Company and/or that demand for the Company’s equity instruments will be sufficient to meet its capital needs. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Development Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

NOTE 3 – PRIVATE PLACEMENT

Subsequent to incorporation, SaaSMAX offered (the "Offering") to sell 1,000,000 shares of common stock (the “Shares”) at $0.20 per share in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the "Act") . The Shares were being offered on a “Best Efforts” basis to "Accredited Investors" as that term is defined under Regulation D of the Act. There was no minimum amount required to complete the Offering. Accordingly, the Company may sell substantially less than 1,000,000 Shares in the Offering. As of June 30, 2011, the Company had sold 1,000,500 shares of common stock in the Offering, resulting in an increase in capital of $200,100.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-4, which amends the Fair Value Measurements Topic of the Accounting Standards Codification to help achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company will adopt the ASU as required.  The ASU may affect the Company’s fair value disclosures, but will not affect the Company’s results of operations, financial condition or liquidity.

The Company reviews new accounting standards as issued. Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company was incorporated on January 19, 2011. The authorized shares of the Company consist of 100,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001 per share. As of June 30, 2011, the Company had sold 1,000,500 shares of common stock at $0.20 per share. Additionally, the two founders of SaaSMAX were issued a combined total of 3,000,000 shares of common stock. The purchase of the shares is evidenced by a Founders’ Receivable in the amount of $3,000 which is included in Stockholders’ Equity in the accompanying Balance Sheet.

NOTE 6 – SUBSEQUENT EVENTS

Management evaluated subsequent events of the Company through August 7, 2011, the date the financial statements were available for issuance, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements, except as follows:

On July 5, 2011 (the “Effective Date”), we adopted the 2011 Stock Incentive Plan, (the “Plan”), pursuant to which we are authorized to grant stock options intended to qualify as Incentive Stock Options, “ISO”, under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified options and stock appreciation rights to our employees, officers, directors and consultants.  The Company is authorized to grant options to purchase up to 1,000,000 shares of common stock under the Plan.  The Company intends that any grant, award or other acquisition of the Company’s securities pursuant to the Plan to any officer and/or director of the Company shall be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended. An option may be designated as an ISO only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.  No participant may be granted ISOs under the Plan that would result in ISOs to purchase shares of Common Stock with an aggregate fair market value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year.  The 2011 Plan shall be administered by a committee of the Board of Directors (the “Committee”).  The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its participants. On August 1, 2011, the Company granted 60,000 options to various consultants for services to be rendered which included 20,000 options issued to Stanley Moskowitz, the father of the CEO of the Company and Counsel to The Bingham Law Group PLC, counsel to the Company.  The options are exercisable at $0.20 per share, vest ratably over the next nine months and are valued at approximately $7,400.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

SEC registration fee	$23.23
Printing and engraving expenses	$250.00
Legal fees and expenses	$2,500.00
Accounting fees and expenses	$5,000.00
Miscellaneous expenses	$500.00
Total	$8,273.23

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On January 26, 2011, the Company issued a total of 3,000,000 shares of common stock at $.001 per share as follows: 2,700,000 to Dina Moskowitz and 300,000 shares to Tony Osibov.

From January 26, 2011 through June 3, 2011, the Company issued an additional aggregate of 1,000,500 shares of common stock to thirty-one accredited investors in exchange for $200,100 through a private placement investment.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the e above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1. References to "the Company" in this Exhibit List mean SaaSMAX, Inc., a Nevada corporation.

Exhibit #	Description
3.1 *	Articles of Incorporation of SaaSMAX, Inc. as amended
3.2 *	Corporate Bylaws for SaaSMAX, Inc.
5.1 *	Legal opinion and consent of Bingham Law.
10.1	SaaSMAX 2011 Stock Incentive Plan
23.1 *	Consent of Bingham Law (included with Exhibit 5.1)
23.2	Consent of SaaSMAX, Inc.’s Auditors

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b), if in the Aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for purposes of determining liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the  Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned  registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, August 15, 2011.

SAASMAX, INC

By:	/s/ Dina M. Moskowitz
Dina M. Moskowitz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Dina Moskowitz	Chief Executive Officer and	August 15, 2011
Dina. Moskowitz

/s/ Dina. Moskowitz	Principal Accounting Officer	August 15, 2011
Dina Moskowitz

EXHIBIT INDEX

Exhibit #	Description
3.1	Articles of Incorporation of SaaSMAX, Inc. as amended
3.2	Corporate Bylaws for SaaSMAX, Inc.
5.1	Legal opinion and consent of Bingham Law.
10.1	SaaSMAX 2011 Stock Incentive Plan
23.1	Consent of Bingham Law (included with Exhibit 5.1)
23.2	Consent of SaaSMAX, Inc.’s Auditors

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